Exhibit 10.4

RECEIVABLES PURCHASE AND SECURITY AGREEMENT, dated as of September 23, 2002, by and between CFC II LLC, a Nevada limited liability company (“LLC II”) and COLUMBUS BANK AND TRUST COMPANY, a state chartered bank organized under the laws of the State of Georgia (“Columbus Bank”).

W I T N E S S E T H:

WHEREAS, Columbus Bank and CompuCredit Corporation, a Georgia corporation (“CompuCredit”) are party to the Receivables Purchase Agreement, dated as of October 20, 2000 (as the same shall have been amended to the date hereof, the “CompuCredit Purchase Agreement”);

WHEREAS, LLC II desires to purchase certain Receivables (hereunder defined) arising under certain credit card accounts of Columbus Bank following the termination of the CompuCredit Purchase Agreement, as more fully provided herein; and

WHEREAS, Columbus Bank desires to sell and assign certain Receivables to LLC II following termination of the CompuCredit Purchase Agreement, as more fully provided herein.

NOW, THEREFORE, it is hereby agreed by and between Columbus Bank and LLC II as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions.  All capitalized terms used herein or in any certificate or document, or Conveyance Paper made or delivered pursuant hereto, and not otherwise defined herein or therein, shall have the meaning ascribed thereto in the Affinity Agreement, the CompuCredit Purchase Agreement (as hereinafter defined) or the Transfer and Servicing Agreement; in addition, the following words and phases shall have the following meanings:

“Affinity Agreement”  shall mean the Affinity Card Agreement, dated as of January 6, 1997 between Columbus Bank, CompuCredit and CompuCredit Acquisition Corporation, as amended to the date hereof and as such agreement may be amended from time to time hereafter.

“Agreement”  shall mean this Receivables Purchase and Security Agreement and all amendments hereof and supplements hereto.

“Bank Lien”  shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any lien or liens on receivables maintained pursuant to the Indenture, the CompuCredit Purchase Agreement, the CFC Purchase Agreement or the Transfer and Servicing Agreement shall not constitute a Bank Lien on the Residual Interests.

“Bankruptcy Event”  shall mean:

(i)                       LLC II shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its respective debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets, or LLC II shall make a general assignment for the benefit of its respective creditors; or

(ii)                    the commencement against LLC II of any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, and (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

(iii)                 the commencement against LLC II of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or

(iv)                LLC II shall consent to any of the acts set forth in clause (i), (ii) or (iii) above of this definition of “Bankruptcy Event”; or

(v)                   LLC II shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due; or

(vi)                LLC II shall not be solvent.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Atlanta, Georgia, Columbus, Georgia or any other city in which the principal executive offices of Columbus Bank or LLC II are located, are authorized or obligated by law, executive order or governmental decree to be closed.

“CFC” shall shall mean CompuCredit Funding Corp. II, a Nevada corporation.

“CFC Purchase Agreement” shall mean the Receivables Purchase Agreement, dated as of October 20, 2000, between CFC and CompuCredit, as amended.

“Collateral” shall have the meaning set forth in Section 6.01.

“Columbus Account” shall mean each VISA® or MasterCard®(1) account established pursuant to a Credit Card Agreement between Columbus Bank and any Person, which account is originated pursuant to the Affinity Agreement and is identified by the bank identification numbers specified on Schedule A to the CompuCredit Purchase Agreement, as such Schedule A may be amended from time to time.

“Columbus Bank” shall have the meaning set forth in the Recitals hereto.

“CompuCredit Purchase Agreement” shall mean the Receivables Purchase Agreement between Columbus Bank and CompuCredit, dated as of October 20, 2000.

“CompuCredit” shall have the meaning set forth in the Recitals hereto.

“Conveyance” shall have the meaning set forth in the subsection 2.01(a).

“Conveyance Papers” shall have the meaning set forth in subsection 4.01(a)(ii).

“Custodial Agent” shall have the meaning set forth in the Pledge and Security Agreement.

“Eligible Collateral” shall have the meaning set forth in Section 6.06(b).

“Event of Default” shall mean:

(i)                                          a Bankruptcy Event shall have occurred;

(ii)                                       subject to Sections 3.01(c) and (d), LLC II shall fail to pay when due all or any part of the Purchase Price, which failure is not cured within 2 Business Days;

(iii)                                    an Event of Default shall have occurred under the Pledge and Security Agreement; or

(iv)                                   Columbus Bank shall fail to have a valid and perfected security interest in the Collateral which failure is not cured within 15 days following receipt by LLC II of notice thereof and a request to cure; or

(v)                                      Except as permitted herein, a Bank Lien shall have been created with respect to the Collateral which Bank Lien is not released within 15 days following receipt by LLC II of notice thereof and a request to cure.

“Excess Interest Residuals” shall mean Residual Interests that either (i) do not have a principal component, (ii) have a nominal principal component (not including principal only components), or (iii) are entitled, prior to the commencement of any amortization period, to

(1)  VISA® or MasterCard® are registered trademark of VISA USA, and MasterCard International Incorporated, respectively.

receive predominantly interest collections in respect of the Receivables subject to the lien of the Indenture.

“Indenture” shall mean the Master Indenture among the Issuer, The Bank of New York, as Indenture Trustee, and CompuCredit, as Servicer, dated as of December 28, 2000, as supplemented by indenture supplements applicable to any Series that may be issued from time to time.

“Indenture Supplement” shall mean a supplement to the Indenture, executed and delivered in connection with the original issuance of a series of notes authorized under the Indenture, including all amendments thereof and supplements thereto.

“Indenture Trustee” shall mean The Bank of New York in its capacity as indenture trustee under the Indenture, or its successor in interest, or any successor indenture trustee appointed as provided in the Indenture.

“Instrument” shall have the meaning as provided in the UCC.

“Interchange” shall mean interchange fees payable to Columbus Bank, in its capacity as credit card issuer, through VISA or MasterCard, as applicable, in connection with cardholder charges for goods or services with respect to the Columbus Accounts.

“Issuer” shall mean the CompuCredit Card Master Note Business Trust II, a Nevada business card trust, created by the Trust Agreement.

“Letter of Credit” shall have the meaning set forth in the Affinity Agreement.

“Letter of Instruction” shall mean a letter executed by LLC II directing the Indenture Trustee to remit amounts otherwise distributable in respect of the Pledged Residual Interests pursuant to the Indenture to Columbus Bank, which letter is deliverable by LLC II to Columbus Bank pursuant to Section 5.02 hereof.

“Lien” shall mean any lien on the Pledged Residual Interests or the Collateral (as defined in the Pledge and Security Agreement) which is senior to the lien of Columbus Bank; provided, however, that any lien or liens on receivables maintained pursuant to the Indenture, the CompuCredit Purchase Agreement, the CFC Purchase Agreement or the Transfer and Servicing Agreement shall not constitute a Lien on the Residual Interests.

“Obligor” shall mean, with respect to each Columbus Account, each person that would be treated as an “Obligor” in accordance with the definition for such term in the Transfer and Servicing Agreement.

“Pledge and Security Agreement” shall mean the Pledge and Security Agreement, dated as of September 23, 2002, between CompuCredit and Columbus Bank, as the same shall be amended.

“Pledged Residual Interests” shall mean the Residual Interests identified in Schedule A hereto, as such schedule may be revised from time to time, and all rights appurtenant thereto.

“Proceeds” shall have the meaning as provided in the UCC.

“Program” shall mean the affinity credit card program conducted pursuant to the terms of the Affinity Agreement.

“Purchase Term” shall mean, with respect to each state, the Standard Account Closure Period or the Extended Account Closure Period, as applicable, in each case as such terms are defined in Exhibit A to the Pledge and Security Agreement.

“Purchased Assets” shall have the meaning set forth in subsection 2.01(a).

“Receivables” shall mean all amounts payable by Obligors on any Columbus Account, which receivables (i) existed as of the Termination Date and were not previously acquired by CompuCredit, or (ii) are originated during the Purchase Term and are not purchased by CompuCredit pursuant to the CompuCredit Purchase Agreement.

“Recoveries” shall have the meaning set forth in the Transfer and Servicing Agreement.

“Residual Interests” shall have the meaning ascribed thereto in the Pledge and Security Agreement.

“Residual Valuation” shall have the meaning assigned thereto in the Pledge and Security Agreement.

“Retained Interest” shall have the meaning set forth in the CompuCredit Purchase Agreement.

“Servicer” shall mean the Servicer from time to time under the Transfer and Servicing Agreement.

“Termination Date” shall mean the date as of which the CompuCredit Purchase Agreement is terminated in accordance therewith.

“Transfer and Servicing Agreement” shall mean the Transfer and Servicing Agreement, dated as of October 20, 2000, among CompuCredit, as Servicer, CFC, as Transferor, the Issuer and the Indenture Trustee, and all amendments and supplements thereto.

“Trust Agreement” shall mean the CompuCredit Credit Card Master Note Business Trust II Trust Agreement, dated as of October 20, 2000, between CFC and Wilmington Trust FSB, as the same may be amended, modified or otherwise supplemented from time to time.

 “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute; provided that if by reason of mandatory provision of law, the perfection or the effect of perfection or non-perfection of the security interest in the Collateral is governed by the Uniform Commercial Code of another jurisdiction or a similar or equivalent legislation as enacted in a relevant foreign jurisdiction, “UCC” means the Uniform Commercial Code or such legislation as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or effect of perfection or non-perfection.

Section 1.02    Other Definitional Provisions.

(a)    All terms defined in this Agreement shall have the defined meanings when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

(b)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

[END OF ARTICLE I]

ARTICLE II

PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01    Purchase.

(a)    By execution of this Agreement, LLC II does hereby agree to purchase on and after the Termination Date from Columbus Bank, and Columbus Bank does hereby agree to sell, transfer, assign, set over and otherwise convey on and after the Termination Date, to LLC II (collectively, the “Conveyance”), without recourse except as provided herein, all of Columbus Bank’s right, title and interest in, to and under (i) the Receivables and all monies due and or to become due and all amounts received with respect thereto and all proceeds (including, without limitation, “proceeds” as defined in the UCC) thereof and (ii) the right to receive Interchange and Recoveries with respect to such Receivables (other than with respect to the Retained Interest therein) (all of the foregoing being referred to herein as the “Purchased Assets”).

(b)    In connection with such Conveyance, Columbus Bank agrees (i) to cooperate with LLC II, and LLC II agrees to record and file upon the occurrence of the Termination Date, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables and the other Purchased Assets, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from Columbus Bank to LLC II and (ii) that such financing statements shall name Columbus Bank, as seller, and LLC II, as purchaser, of the Receivables and the other Purchased Assets; and upon filing LLC II agrees to deliver a file-stamped copy of such financing statements or other evidence of such filings to Columbus Bank as soon as is practicable after filing.

(c)    [Reserved]

(d)    The parties hereto intend that the conveyance of Columbus Bank’s right, title and interest in and to the Receivables and the other Purchased Assets purchased hereunder shall constitute a sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from Columbus Bank to LLC II and that the Receivables and the other Purchased Assets shall not be part of Columbus Bank’s estate in the event of the insolvency of Columbus Bank or a conservatorship, receivership or similar event with respect to Columbus Bank.  It is the intention of the parties hereto that the arrangements with respect to the Receivables and the other Purchased Assets shall constitute a purchase and sale of such Receivables and the other Purchased Assets and not a loan.  In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, this Agreement shall constitute a security agreement under applicable law, and Columbus Bank hereby grants to LLC II a first priority security interest in all of Columbus Bank’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables and the other Purchased Assets.

(e)    With respect to the foregoing and the grant of the security interest in the Purchased Assets, Columbus Bank hereby authorizes LLC II at any time and from time to time to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Purchased Assets without the signature of Columbus Bank where permitted by law.

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.01    Purchase Price.

(a)    The purchase price for the Conveyance with respect to the Receivables and the other Purchased Assets which come into existence on or after the Termination Date shall be payable daily, on the Business Day next succeeding the Business Day on which the notice deliverable by Columbus Bank pursuant to subsection (b) hereof is received by LLC II.  For purposes hereof, the purchase price for the Receivables (the “Purchase Price”) shall be equal to 100% of the principal balance of such Receivables.

(b)    No later than 1:00 p.m. (eastern time) on each Business Day, Columbus Bank shall notify by facsimile transmission the Chief Financial Officer or such officer’s designee at LLC II of the Purchase Price payable due or owed by LLC II.  Payments due for any day shall be made by wire transfer no later than 4:00 p.m. (eastern time) on the Business Day next succeeding the date of such notice, unless Columbus Bank is late in notifying LLC II of the Purchase Price due for any day, in which case the appropriate party shall use all reasonable efforts to send the wire transfer within the time period set forth above or as soon thereafter as possible, but in any event no later than 5:00 p.m. (eastern time) of the next Business Day following LLC II’s receipt of notice from Columbus Bank.

(c)    In the event LLC II has reason to dispute the accuracy of the Purchase Price reported by Columbus Bank for any day, LLC II shall promptly so notify Columbus Bank, but such notice shall not affect LLC II’s obligation for timely payment of the Purchase Price as notified by Columbus Bank to LLC II.  In the event it is determined that LLC II was correct in disputing the accuracy of the Purchase Price for a given day, Columbus Bank shall promptly remit (but in any event within 5 Business Days of such determination) to LLC II the greater of (i) the amount due LLC II with interest thereon computed at the rate of 3 percentage points above the Columbus Bank “prime rate” in effect on the date said sum was first due, or (ii) $100.  If LLC II shall fail for any reason to remit to Columbus Bank the Purchase Price due for any given day, then LLC II shall promptly remit to Columbus Bank the amount due Columbus Bank with interest thereon from the date such sum was due until the date the Purchase Price is paid computed at the rate of 3  percentage points above the Columbus Bank “prime rate” in effect on the date said sum was first due.

(d)    If LLC II fails on any given day to pay the Purchase Price indicated by Columbus Bank, as provided hereunder, even in the event LLC II disputes such amount, and such failure is not cured within 2 Business Days from the date LLC II receives notification of nonpayment, Columbus Bank may (but need not and without waiver of its rights), in addition to any other rights and remedies it may have, upon notice to LLC II sell to any third party any interest in the Receivables that LLC II failed to purchase.

(e)    The sale of Receivables contemplated herein shall occur upon settlement therefor by or on behalf of LLC II and no additional documents shall be required by the parties to effect any such sale.  Notwithstanding the foregoing, if, in the reasonable judgment of either party in connection with any such purchase and sale, any additional instrument, document, or certificate is required to further evidence such purchase and sale, the other party shall execute and deliver any such document.

[END OF ARTICLE III]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01    Representations and Warranties of Columbus Bank Relating to Columbus Bank.

(a)    Representations and Warranties of Columbus Bank Relating to Columbus Bank.  Columbus Bank hereby represents and warrants to, and agrees with, LLC II as of the date hereof and as of the Termination Date that:

(i)    Organization.  Columbus Bank is a bank duly organized, validly existing and in good standing under the laws of the State of Georgia.

(ii)    Capacity; Authority; Validity.  Columbus Bank has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement.  This Agreement and any other document or instrument delivered pursuant hereto (such other documents or instruments, collectively, the “Conveyance Papers”) and the consummation by Columbus Bank of the transactions contemplated hereby and by the Conveyance Papers have been duly authorized by all necessary corporate action on the part of Columbus Bank, and this Agreement has been duly executed and delivered by Columbus Bank and constitutes the valid and binding obligation of Columbus Bank and is enforceable in accordance with its terms (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally).

(iii)    Compliance.  All aspects of the Program, all terms of the Columbus Accounts and the Cardholder Agreements, and all Solicitation Materials and other related documents, materials and agreements supplied or communicated in any form to Cardholders, prospective Cardholders or others in connection with the Program comply and will comply in all material respects with applicable law and regulations.

(iv)    Conflicts; Defaults.  Neither the execution and delivery of this Agreement or the Conveyance Papers by Columbus Bank nor the consummation of the transactions contemplated by this Agreement and the Conveyance Papers by Columbus Bank will (A) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any contract, instrument or commitment to which Columbus Bank is a party or by which Columbus Bank is bound, (B) violate the articles of incorporation or by-laws, or any other equivalent organizational document, of Columbus Bank, (C) result in the creation of any lien, charge or encumbrance upon any of the Columbus Accounts or the Receivables or the other Purchased Assets (except pursuant to the terms hereof), or (D) require the consent or approval of any other party to any contract, instrument or commitment to which Columbus Bank is a party or by which it is bound.  Columbus Bank is not subject to any agreement with any regulatory authority which would prevent the consummation by Columbus Bank of the transactions contemplated by this Agreement.

(v)    Litigation.  At the date of this Agreement, there is not pending any claim, litigation, proceeding, arbitration, investigation or material controversy before any governmental authority to which Columbus Bank is a party, which adversely affects any of its assets or the ability of Columbus Bank to consummate the transactions contemplated hereby, and, to the best of Columbus Bank’s knowledge, no such claim, litigation, proceeding, arbitration, investigation or controversy has been threatened or is contemplated and no facts exist which would provide a basis for any such claim, litigation, proceeding, arbitration, investigation or controversy.

(vi)    No Consent; Etc.  At the date of this Agreement, no consent of any person (including without limitation any stockholder or creditor of Columbus Bank) and no consent, license, permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any governmental authority is required (other than those previously obtained and delivered to LLC II and other than the filing of financing statements in connection with the transfer of the Receivables) in connection with the execution or delivery of this Agreement or the Conveyance Papers by Columbus Bank, the validity of this Agreement or the Conveyance Papers with respect to Columbus Bank, the enforceability of this Agreement or the Conveyance Papers against Columbus Bank, the validity of the security interest granted by Columbus Bank hereunder, the consummation by Columbus Bank of the transactions contemplated hereby or by the Conveyance Papers, or the performance by Columbus Bank of its obligations hereunder and under the Conveyance Papers.

(vii)    FDIC Insurance.  Columbus Bank is, and at all times during the term hereof will remain, a member of the Federal Deposit Insurance Corporation.

(b)    Notice of Breach.  Upon discovery by either Columbus Bank or LLC II of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party within three Business Days following such discovery.

Section 4.02    Representations and Warranties of Columbus Bank Relating to the Agreement and the Receivables.

(a)    Representations and Warranties.  Columbus Bank hereby represents and warrants to LLC II as of the date hereof and as of the Termination Date that:

(i)    this Agreement and any Conveyance Paper each constitutes a legal, valid and binding obligation of Columbus Bank enforceable against Columbus Bank in accordance with its terms, except as such enforceability may be limited by applicable conservatorship, receivership, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and state banking corporations in particular from time to time in effect or general principles of equity;

(ii)    each Receivable and the other Purchased Assets have been conveyed to LLC II free and clear of any Bank Lien arising through or under Columbus Bank on such

Purchased Assets and each Receivable is free and clear of any Bank Lien arising through or under Columbus Bank;

(iii)    all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Columbus Bank in connection with the conveyance of Receivables (except the Retained Interest) and the other Purchased Assets to LLC II have been duly obtained, effected or given and are in full force and effect; and

(iv)    upon payment of the Purchase Price by LLC II, the transfer of the Receivables to LLC II pursuant hereto shall constitute a valid sale, transfer and assignment to LLC II of all right, title and interest of Columbus Bank in the Receivables and the proceeds thereof and the Interchange payable pursuant to this Agreement and the Recoveries payable pursuant to this Agreement or, if this Agreement does not constitute a sale of such property, it constitutes a grant of a first priority perfected “security interest” (as defined in the UCC) in such property to LLC II, which, in the case of existing Receivables and the proceeds thereof and said Interchange, is enforceable upon execution and delivery of this Agreement and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation.  Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, LLC II shall have a first priority perfected security or ownership interest in such property and proceeds.

(b)    Notice of Breach.  Upon discovery by either Columbus Bank or LLC II of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall given written notice to the other party within three Business Days following such discovery; provided that the failure to give notice within three Business Days does not preclude subsequent notice.

Section 4.03    Representations and Warranties of LLC II.

(a)    Representations and Warranties of LLC II.  As of the date hereof and as of the Termination Date, LLC II hereby represents and warrants to, and agrees with, Columbus Bank that:

(i)    Organization.  LLC II is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada.  Schedule 4.03(a) sets forth an accurate and complete list identifying the following: (A) the LLC II’s name as it appears in official filings in the state of its organization; (B) the type of entity of the LLC II; (C) the organizational identification number issued by the LLC II’s state of organization or a statement that no such number has been issued; and (D) the LLC II’s state of organization.  The LLC II has only one state of organization.

(ii)    Capacity; Authority; Validity.  LLC II has all necessary power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement.  This Agreement and the consummation by LLC II of the transactions contemplated hereby and by the Conveyance Papers have been duly and validly authorized by all necessary action on the part of LLC II, and this Agreement has been duly executed and delivered by LLC II and constitutes the valid and binding obligation of LLC II and is enforceable in accordance with its terms (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally).

(iii)    Conflicts; Defaults.  Neither the execution and delivery of this Agreement or the Conveyance Papers by LLC II nor the consummation of the transactions contemplated by this Agreement and the Conveyance Papers by LLC II, will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by the terms of any contract, instrument or commitment to which LLC II is a party or by which it is bound, (ii) violate the certificate of organization or limited liability company agreement, or other equivalent organizational documents of LLC II, (iii) require any consent or approval under any judgment, order, writ, decree, permit or license to which LLC II is a party or by which it is bound, or (iv) require the consent or approval of any other party to any contract, instrument or commitment to which LLC II is a party or by which it is bound.  LLC II is not subject to any agreement with any regulatory authority which would prevent the consummation by LLC II of the transactions contemplated by this Agreement.

(iv)    Litigation.  There is no claim, or any litigation, proceeding, arbitration, investigation or controversy pending, to which LLC II is a party and by which it is bound, which adversely affects LLC II’s ability to consummate the transactions contemplated hereby and, to the best of LLC II’s knowledge, no facts exist which would provide a basis for any such claim, litigation, proceeding, arbitration, investigation or controversy.

(v)    No Consent, Etc.  No consent of any person (including without limitation any stockholder or creditor of LLC II) and no consent, license, permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any governmental authority is required (other than those previously obtained and delivered to Columbus Bank and other than the filing of financing statements in connection with the transfer of the Purchased Assets and a grant of a security interest in the Collateral) in connection with the execution or delivery of this Agreement or the Conveyance Papers by LLC II, the validity or enforceability of this Agreement or the Conveyance Papers against LLC II, the validity of the security interest granted by LLC II hereunder, the consummation of the transactions contemplated hereby or by the Conveyance Papers, or the performance by LLC II of its obligations hereunder and under the Conveyance Papers.

(b)    Notice of Breach.  Upon discovery by LLC II or Columbus Bank of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

[END OF ARTICLE IV]

ARTICLE V

COVENANTS

Section 5.01    Covenants of Columbus Bank.

(a)    Covenants of Columbus Bank.  Columbus Bank hereby covenants and agrees with LLC II as follows:

(i)    Receivables Not To Be Evidenced by Promissory Notes.  Except in connection with its enforcement or collection of a Columbus Account, Columbus Bank will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC).

(ii)    Delivery of Collections or Recoveries.  In the event that Columbus Bank receives collections of Receivables or Recoveries following purchase of such Receivables by LLC II pursuant hereto, Columbus Bank agrees to pay to LLC II such collections of Receivables and Recoveries as soon as practicable after receipt thereof.

(iii)    Notice of Bank Liens.  Columbus Bank shall notify LLC II promptly after becoming aware of any Bank Lien on any Receivable other than the conveyances hereunder, under the CompuCredit Purchase Agreement, the Transfer and Servicing Agreement, the CFC Purchase Agreement and the Indenture.

(iv)    Documentation of Transfer.  Columbus Bank shall undertake to cooperate with LLC II in filing, and LLC II shall file the documents (at the expense of LLC II) which would be necessary to perfect and maintain the transfer of the security interest in and to the Purchased Assets.

(v)    Official Records.  Columbus Bank shall maintain this Agreement as a part of its official records.

Section 5.02    Covenants of LLC II.  LLC II hereby covenants and agrees with Columbus Bank as follows:

(a)    Except as otherwise provided in this subsection (a), until an Event of Default has occurred and is continuing, LLC II shall continue to collect, at its own expense, all amounts due or to become due LLC II in respect of the Collateral.  In connection with such collections, provided no Event of Default shall have occurred and be continuing, LLC II may take such action as LLC II may deem necessary or advisable to enforce rights to receive payments in respect of the Collateral.

(b)    LLC II shall deliver to the Custodial Agent contemporaneously with execution and delivery of this Agreement (i) the certificates, if any, evidencing the Pledged Residual Interests, together with instruments of transfer, endorsed in blank, sufficient to permit Columbus Bank, upon completion of the endorsements thereof, to cause the transfer on the books and records of the Indenture Trustee of the Pledged Residual Interests.  At any time after an

Event of Default has occurred and is continuing, Columbus Bank shall have the right to submit such instruments of transfer to the Indenture Trustee and cause the issuance of certificates evidencing the Pledged Residual Interests registered in the name of Columbus Bank or its designee and to submit the Letter of Instruction to the Indenture Trustee.

(c)    After delivery to LLC II by Columbus Bank of a notice that an Event of Default has occurred and is continuing:  (i) all amounts and proceeds (including Instruments) received by LLC II in respect of the Collateral shall be received in trust for the benefit of Columbus Bank hereunder, shall be segregated from other funds of LLC II, and shall be forthwith paid over to Columbus Bank in the same form as so received (with any necessary endorsements) to be held as cash collateral and applied as provided by this Agreement; and (ii) LLC II shall not adjust, settle or compromise the amount or payment of any of the Receivables, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

(d)     Other than as permitted pursuant to Sections 6.06, 6.07 or 6.08, LLC II shall not without the prior written consent of Columbus Bank, sell, assign (by operation of law or otherwise), transfer or otherwise dispose of all or any part of the Collateral.

(e)    LLC II agrees that, from time to time at its own cost and expense, it will promptly execute and deliver and will cause to be executed and delivered all further instruments, assignments, notices, agreements and documents, including, without limitation, financing and continuation statements, and will take all further action and will cause all further action to be taken, that may be necessary or desirable, or that Columbus Bank may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby and the priority thereof or to enable Columbus Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing LLC II will:

(i)    if any Collateral shall be evidenced by a promissory note or other instrument or negotiable document, deliver and pledge to the Custodial Agent such promissory note, instrument or negotiable document duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Columbus Bank;

(ii)    execute and file, record or register such financing or continuation statements, or amendments thereto, and such other instruments, assignments or notices, as may be necessary or desirable, or as Columbus Bank may reasonably request, in order to perfect and protect the security interests and other rights granted or purported to be granted to Columbus Bank;

(iii)    furnish to Columbus Bank, from time to time, (A) statements and schedules further identifying and describing the Collateral; and (B) all monthly servicing reports and any restatements or revisions thereto delivered to noteholders pursuant to the applicable Indenture Supplement.

(iv)    at Columbus Bank’s written request, appear in and defend any action or proceeding that may affect LLC II’s right, title and interest in or to, or Columbus Bank’s security interest in, the Collateral.

(f)    With respect to the foregoing and the grant of the security interest hereunder, LLC II hereby authorizes Columbus Bank at any time and from time to time to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of LLC II where permitted by law.

(g)    Other than as permitted pursuant to Sections 6.06, 6.07 or 6.08, LLC II acknowledges that it is not authorized to file any financing statement or amendment or termination statement relating to the Collateral with respect to any financing statement relating to the Collateral without the prior written consent of Columbus Bank, subject to LLC II’s rights under Articles 1 and 9 of the UCC.

(h)    During the term of this Agreement, LLC II shall observe the applicable legal requirements for its recognition as a legal entity separate and apart from CompuCredit and from its Affiliates, including as follows:

(i)                       LLC II shall maintain business records and books of account separate from CompuCredit and from those of its Affiliates;

(ii)                    except as otherwise provided in this Agreement, LLC II shall not commingle its assets and funds with those of its Affiliates;

(iii)                 LLC II shall at all times hold itself out to the public under its own name as a legal entity separate and distinct from its Affiliates; and

(iv)                LLC II is not and shall not be involved in the day-to-day or other management of any of its Affiliates;

(v)                   LLC II shall maintain records and books of account and shall not commingle such records and books of account with the records and books of account of any Person; and

(vi)                LLC II shall act solely in its own name and through duly authorized agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

(i)    at all times, except in the case of a temporary vacancy, which shall promptly be filled, the Managing Member of LLC II shall have at least one director who qualifies as an “Independent Director” as such term is defined in the articles of incorporation of the Managing Member.

Section 5.03    Columbus Bank Appointed Attorney-in-Fact.

From and after the occurrence and during the continuation of an Event of Default, LLC II hereby irrevocably appoints Columbus Bank as LLC II’s true and lawful attorney-in-fact, with full authority and power in the place and stead of LLC II and in the name of LLC II, Columbus Bank or otherwise, from time to time in Columbus Bank’s discretion to take any appropriate action and to execute any instrument that Columbus Bank may deem necessary or advisable to accomplish the purposes of this Agreement with respect to the Collateral (but Columbus Bank shall not be obligated to and shall have no liability to LLC II or any third party for failure so to do) including, without limitation:

(a)    to ask, demand, collect, enforce, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)    to receive, endorse, and collect any checks, drafts or other instruments, documents, and chattel paper in connection with clause (a) above;

(c)    to file any claims or take any action or institute any proceedings (or to settle, adjust or compromise any such proceeding) that Columbus Bank may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of LLC II with respect to any of the Collateral;

(d)    to perform the affirmative obligations of LLC II hereunder;

(e)    to execute and deliver for and on behalf of LLC II any and all instruments, documents, agreements, and other writings necessary or advisable for the exercise on behalf of LLC II of any rights, benefits or options created or existing under or pursuant to the Collateral; and

(f)    to execute endorsements, assignments, or other instruments of conveyance and transfer relating to the Collateral.

LLC II hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.03 is irrevocable and coupled with an interest.

Section 5.04    Columbus Bank May Perform.

If LLC II fails to perform in any material respect any agreement contained herein, Columbus Bank may itself (but shall not be obliged to) perform, or cause performance of, such agreement, provided that Columbus Bank shall in any event first have given LLC II written notice of its intent to do the same and LLC II shall not have, within 30 days of such notice (or such shorter period as Columbus Bank may reasonably determine is necessary in order to preserve the benefits of this Agreement with respect to any material portion of the Collateral), paid such claim or obtained to Columbus Bank’s satisfaction the release of the claim or Lien to which such notice relates.  LLC II agrees to reimburse Columbus Bank upon demand for any reasonable out-of-pocket, third-party costs and expenses, including, without limitation, reasonable attorneys’ fees, Columbus Bank incurs while acting as attorney-in-fact hereunder, all of which costs and expenses are included in the obligations secured hereby.

Section 5.05    Limitations on Duties of Columbus Bank.

Columbus Bank shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Columbus Bank.  If an Event of Default has occurred and is continuing, Columbus Bank shall exercise the rights and powers vested in it by this Agreement, and shall not be liable (except for its negligence, willful misconduct or bad faith) with respect to any action taken by it, or omitted to be taken by it, in accordance herewith.

Section 5.06    Reasonable Care.

Subject to the provisions of Section 9-207 of the UCC, it is understood and agreed between the parties hereto that Columbus Bank’s duty with respect to the custody, safekeeping, and physical preservation of the Collateral in its possession should be to deal with it in the same manner as Columbus Bank deals with similar property for its own account; provided, however, that Columbus Bank shall not be required to make any presentment, demand, or protest, or give any notice, and need not take any action to preserve any rights against any other Person with respect to the Collateral.

[END OF ARTICLE V]

ARTICLE VI

SECURITY

Section 6.01    Grant of Security.

As collateral security for the prompt, full and complete payment and performance when due of its obligations hereunder and for so long as the Funding Exposure Amount is greater than zero, LLC II hereby assigns and pledges to Columbus Bank, and hereby grants to Columbus Bank a security interest in, all of LLC II’s right, title and interest in and to the following property, whether now owned or existing or hereafter existing, arising or acquired, and wherever located (the “Collateral”):

(a)    the Pledged Residual Interests; and

(b)    all products and Proceeds of and from any and all of the foregoing Collateral, all proceeds which constitute property of the types described in clause (a) above and, to the extent not otherwise included, all proceeds and payments under insurance (whether or not LLC II is the loss payee thereof), including return premiums with respect thereto, or any indemnity, warranty, or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

Section 6.02    Continuing Security Interest.

(a)    For so long as the Funding Exposure Amount is greater than zero, this Agreement shall create a continuing security interest in the Collateral and shall:

(i)    remain in full force and effect until the payment and performance in full of all the obligations of LLC II hereunder;

(ii)    be binding upon LLC II and its successors, transferees and assigns; and

(iii)    inure, together with the rights and remedies of Columbus Bank, to the benefit of Columbus Bank and its successors and assigns.

(b)    Upon reduction of the Funding Exposure Amount to zero, the security interest granted herein shall terminate and all rights to the Collateral shall revert to LLC II.  Upon any such termination, Columbus Bank will, at LLC II’s sole expense, promptly execute and deliver to LLC II such instruments and documents necessary and as LLC II shall reasonably request to evidence such termination.

Section 6.03    LLC II Remains Liable.

Anything herein to the contrary notwithstanding:

(a)    LLC II shall remain liable under the contracts and agreements to which it is a party related to or included in the Collateral to the extent set forth therein and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

(b)    the exercise by Columbus Bank of any of its rights and remedies hereunder shall not release LLC II from any of its duties or obligations under any such contracts or agreements related to or included in the Collateral; and

(c)    Columbus Bank shall not have any obligation or liability under any such contracts or agreements related to or included in the Collateral by reason of this Agreement, and Columbus Bank shall not be obligated (i) to perform or fulfill any of the obligations or duties of LLC II thereunder, (ii) to take any action to collect or present, file and/or enforce any claim for payment assigned hereunder, or (iii) to make any inquiry as to the nature or sufficiency of any payment LLC II may be entitled to receive thereunder.

Section 6.04    Representations and Warranties of LLC II Regarding Collateral.  LLC II hereby represents and warrants to Columbus Bank as of the date hereof and as of the Termination Date as follows:

(a)    LLC II owns, and has rights and the power to transfer, each item of Collateral upon which it purports to grant a lien hereunder, free and clear of any and all Liens, except for the security interest created by this Agreement.  Except as otherwise permitted under Sections 6.06, 6.07 or 6.08, no effective agreement, financing statement, assignment, Bank Lien or other instrument similar in effect covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of Columbus Bank relating to this Agreement.

(b)    This Agreement creates a valid security interest in the Collateral securing the payment and performance in full of the obligations of LLC II hereunder.  Upon the filing of appropriate financing statements in the applicable filing offices in the jurisdictions listed in Schedule B hereto, all filings, registrations and recordings necessary or appropriate to create and perfect the first priority security interest granted by LLC II to Columbus Bank in the Collateral will have been accomplished and will create a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Bank Liens, except as otherwise permitted under Sections 6.06, 6.07 or 6.08.

Section 6.05    Certain Remedies.

If any Event of Default shall have occurred and is continuing:

(a)    Columbus Bank may exercise in respect of the Collateral, in addition to other rights available to it at law or in equity or otherwise, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) require LLC II to, and LLC II hereby agrees that it will, at its expense and upon request of Columbus Bank forthwith, assemble all or part of the Collateral as directed by Columbus Bank and make it available to Columbus Bank at a place to be designated by Columbus Bank that is reasonably convenient to both parties, (ii) exercise any and all rights and remedies of LLC II under or in connection with the Collateral, (iii) foreclose or otherwise enforce Columbus Bank’s security interest in any manner permitted by law or provided for in this Agreement, (iv) without notice except as specified below, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at one or more public or private sales, at any place or places whether or not the Collateral is present at the place of sale, for cash, on credit, or for future delivery, and upon such other terms and in such manner as Columbus Bank may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable, (v) recover from LLC II all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred or paid by Columbus Bank in exercising any right, power, privilege or remedy provided by this Agreement or by law or in equity, (vi) without notice or demand of legal process, all of which are hereby expressly waived by LLC II, enter into property where any Collateral or books and records relating thereto are located and take possession thereof with or without judicial process, and (vii) prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent Columbus Bank deems appropriate; provided, however, that notwithstanding the foregoing to the contrary, Columbus Bank may sell or otherwise dispose the Collateral or any part thereof in its then condition without any preparation or processing.  LLC II agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior written notice to LLC II of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification thereof.  Columbus Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Columbus Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Upon any sale or other disposition pursuant to this Agreement, Columbus Bank shall have the right to deliver, assign and transfer to purchaser thereof the Collateral or any part thereof and transfer to the purchaser thereof the Collateral or any part thereof so sold or disposed of.  Each purchaser at any such sale or other disposition (including Columbus Bank) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of LLC II and LLC II specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

(b)    All cash proceeds received by Columbus Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied to the Obligations.  Subject to Section 9-608(a) of the UCC, if any non-cash proceeds are received in connection with any sale of Collateral, Columbus Bank shall not apply such non-cash proceeds to the Obligations unless and until such proceeds are converted to cash; provided, however, that if such non-cash proceeds are not expected on the date of receipt thereof to be converted to cash within one year after such date, Columbus Bank shall nonetheless use commercially reasonable efforts to convert such non-cash proceeds to cash within such one year period.  Any surplus of such cash, cash proceeds or non-cash proceeds held by Columbus Bank after payment in full of all the Obligations shall be paid over to LLC II or to whomsoever may be lawfully entitled to receive such surplus pursuant to Section 9-608 of the UCC.

(c)    Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that any transfer of the Pledged Residual Interests (including in connection with Columbus Bank’s exercise of its rights and remedies hereunder) is subject to the terms, provisions and conditions set forth in the Indenture, including requirements concerning the delivery of tax opinions with respect to any such transfer and the tax status of any transferee, and the parties acknowledge and agree that nothing herein waives such requirements or assures their satisfaction.

Section 6.06    Substitution of Collateral.

(a)    LLC II may from time to time substitute Eligible Collateral for the Collateral hereunder, subject to satisfaction of the conditions set forth in this Section 6.06.

(b)    Eligible Collateral shall consist of (i) rights of CFC to receive payments in respect of notes issued pursuant to the Indenture, which notes shall not be subordinated to any other notes or class of notes issued pursuant to the Indenture and beneficially owned by the CFC or any affiliate of CFC; (ii) rights of CFC to receive distributions under the Trust Agreement, including, without limitation, Excess Finance Charge Collections (as defined in the Transfer and Servicing Agreement and the related Indenture Supplement), which rights are, in each case, not subject to any Bank Lien immediately prior to grant of a security interest therein pursuant hereto (collectively, “Eligible Collateral”).

(c)    Unless Columbus Bank shall have given its prior written consent, no substitution of Collateral pursuant to this Section 6.06 shall result in the percentage of Excess Interest Residuals comprising the Pledged Residual Interests to exceed the percentage of Excess Interest Residuals comprising the Residual Interests.

(d)    In connection with each substitution of Collateral pursuant to this Section 6.06 LLC II shall deliver to Columbus Bank an Officer’s Certificate substantially in the form attached as Exhibit C to the Pledge and Security Agreement to the effect that after giving effect to such substitution the Residual Valuation of the Pledged Residual Interests is greater than or equal to the amount required pursuant to clause (ii) of the definition of Minimum Residual Valuation.

Section 6.07    Release of Collateral.

(a)    If (i) any of the Collateral shall be sold, transferred, or otherwise disposed of by LLC II in a transaction not prohibited by this Agreement or (ii) LLC II shall deliver to Columbus Bank an Officer’s Certificate substantially in the form attached as Exhibit C to the Pledge and Security Agreement to the effect that after giving effect to any sale, transfer or other disposition of any part of the Collateral, the Residual Valuation of the Pledged Residual Interests is greater than or equal to the amount required pursuant to clause (ii) of the definition of Minimum Residual Valuation, then Columbus Bank shall, at the written request of LLC II, promptly authorize, execute and deliver to LLC II (at the sole cost and expense of LLC II) such instruments or documents necessary and as LLC II shall reasonably request to release the liens created hereby on such Collateral, including any necessary UCC amendment, termination statement or partial termination statement.

(b)    Upon receipt of (i) a written request from CompuCredit for release of the Collateral and (ii) an Officer’s Certificate substantially in the form attached hereto as Exhibit E to the Pledge and Security Agreement, Columbus Bank shall (i) direct the Custodial Agent to release and reassign all Collateral and Pledged Residual Interests, (ii) remit to LLC II any cash or other stock, instruments, documents or property which it has held as collateral for the Secured

Obligations, and (iii) execute any documents or instruments of release terminating its rights under this Agreement and the Pledge and Security Agreement.

SECTION 6.08    Liens.

(a)    LLC II may create Liens on the Pledged Residual Interests provided the following conditions have been satisfied prior to or contemporaneous with creation of such Lien: (i) LLC II or one of its affiliates shall have obtained a Qualifying Letter of Credit (as defined in the Pledge and Security Agreement) in favor of Columbus Bank in an amount equal to the Substitution Amount (as defined in the Pledge and Security Agreement); and (ii) CompuCredit shall have provided to Columbus Bank not less than 10 Business Days prior to the creation of any Lien on the Pledged Residual Interests or any portion thereof an Officer’s Certificate with respect to the Residual Valuation, which Officer’s Certificate shall be in substantially the form attached hereto as Exhibit C to the Pledge and Security Agreement.  Columbus Bank shall, if requested by LLC II in connection with a Lien granted by LLC II in accordance with this agreement, enter into an intercreditor agreement with the holder of such Lien, which intercreditor agreement shall contain usual and customary provisions regarding the rights and obligations of the senior and junior lienholders.

(b)    LLC II shall not create Bank Liens on the Pledged Residual Interests that would be junior to Columbus Bank’s lien hereunder, unless LLC II, shall have obtained the prior written consent of Columbus Bank; provided, however, that if (i) the aggregate Residual Valuation of the Residual Interests is equal to or greater than $175 million, and (ii) the net proceeds of the loan or loans secured by such junior Bank Lien or Bank Liens on the Pledged Residual Interests are not less than $5 million, then Columbus Bank’s prior written consent shall not be required. LLC II shall cause the grantee of the security interest therein to enter into an intercreditor agreement with Columbus Bank, which intercreditor agreement shall contain usual and customary provisions regarding the rights and obligations of the senior and junior lienholders.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01    Amendment.  This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder and thereunder may not be changed orally, but only by an instrument in writing signed by Columbus Bank and LLC II in accordance with this Section 7.01.

Section 7.02    Governing Law.

(a)    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, MUSCOGEE COUNTY, GEORGIA, THE CITY OF COLUMBUS, GEORGIA, DEKALB COUNTY, GEORGIA OR THE CITY OF ATLANTA, GEORGIA.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO AND ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS.  EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

(c)    EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN SUBSECTION (b) ABOVE OF THIS SECTION 7.02 IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN THIS AGREEMENT.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUIT, ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS ON THE OTHER PARTY IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.03    Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of LLC II, 101 Convention Center Drive, Suite 850-14C, Las Vegas, NV 89109, Attention: President (facsimile no. (702) 598-3651), with a copy to CompuCredit Corporation, 245 Perimeter Center Parkway, Suite 600, Altanta, GA 30346, Attention: General Counsel (facsimile no. (770) 206-6187) and (b) in the case of Columbus Bank, 901 Front Avenue, Suite 202, Columbus, Georgia 31901 or P.O. Box 120, Columbus, Georgia 31902-0120, Attention:  President (facsimile no. (706) 649-4808); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 7.04    Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.05    Assignment.  Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the parties hereto without the prior written consent of the non-assigning party.

Section 7.06    Further Assurances.  Columbus Bank and LLC II agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the Conveyance Papers, including, without limitation, the authorization and execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction and to provide prompt notification to the other party of any change of the principal executive office of, or the jurisdiction of organization of, such party.

Section 7.07    No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of Columbus Bank or LLC II, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.08    Counterparts.  This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.09    Binding; Third-Party Beneficiaries.  This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 7.10    Merger and Integration.  Except as specifically stated otherwise herein, this Agreement, as supplemented by the Conveyance Papers, sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by the this Agreement and the Conveyance Papers.  This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

Section 7.11    Headings.  The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.12    Schedules and Exhibits.  The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 7.13    Survival of Representations and Warranties.  All representations, warranties and agreements contained in this Agreement, shall remain operative and in full force and effect and shall survive conveyance of the Receivables by Columbus Bank to LLC II.

[END OF ARTICLE VII]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

COLUMBUS BANK & TRUST COMPANY

By:
Title:

CFC II, LLC

By:
Title:

Schedule 4.03(a)

Official Name:  CFC II, LLC
Type of Entity:  Limited Liability Company
Organizational Identification Number:  27-0030584
State of Organization:  Nevada

Schedule A

RESIDUAL INTERESTS

CompuCredit Credit Card Master Note Trust II Series 2001-II-One Class B Floating Rate Asset Backed Variable Funding Note in the principal sum of Thirty-Six Million Nine Hundred Thirty-Seven Thousand Five Hundred Dollars ($36,937,500) payable to CFC II, LLC

SCHEDULE B

JURISDICTIONS

Nevada